UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 13, 2016, Cardax, Inc. (the “Company”) entered into an equity purchase agreement (the “EPA”) with Southridge Partners II LP, a Delaware limited partnership (“Southridge”) and a related registration rights agreement (“Registration Rights Agreement”). Pursuant to the terms of the EPA, the Company has the right (“Put Right”), but not the obligation, to sell shares of its common stock, par value $0.001 per share (the “Common Stock”) to Southridge on the terms specified in the EPA.

Equity Purchase Agreement

The Company has the right to exercise its Put Right under the EPA for a period that expires two (2) years after the Effective Date of the registration statement as described below, subject to a limit of $5 million in the aggregate and the Company’s right with respect to each exercise of its Put Right is subject to certain conditions precedent, including the following:

●	The Company must have registered the shares that will be sold to Southridge under the Securities Act of 1933, as amended (the “Securities Act”),

●	Such registration statement remains effective and does not have any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

●	Since the exercise of the Put Right, there has not been a material adverse effect to the Company,

●	The amount of the shares of Common Stock to be sold will not cause Southridge to then be a beneficial owner under the Securities Act of more than 9.9% of the issued and outstanding shares of the Common Stock,

●	Since the exercise of the Put Right, the Company has not issued Common Stock or convertible securities with lower price per share than the applicable put price payable by Southridge, and

●	The representations and warranties of the Company are and will continue to be accurate in all material respects.

The price that the Company may specify in any exercise of a Put Right (a “Draw-Down”) will be determined by calculating a 12% discount to the lowest closing price—subject to a pre-designated floor—over a 10 day valuation period following delivery of a notice for such Draw-Down by the Company to Southridge. There are no trading volume requirements in connection with any Draw-Down other than the limitation on the beneficial ownership of the Company’s Common Stock by Southridge. Under certain conditions regarding the market and the shares then held by Southridge, this limitation can significantly reduce the amount of cash that is available to the Company under the EPA.

Issuance of Initial Shares of Common Stock

On the date of the EPA, the Company issued 1,500,000 shares of its Common Stock (the “Initial Shares”) to Southridge, which are not subject to any vesting provisions. These shares will be subject to the registration rights described below. From and after the effective date (“Effective Date”) of the registration statement regarding the Initial Shares and such other shares of Common Stock that may be issued and sold under the EPA, Southridge has the right to sell up to 200,000 of the Initial Shares in any calendar month and the Company has the right to repurchase up to 200,000 shares of Common Stock held by Southridge at a price per share equal to $0.067, subject to adjustment for stock splits and similar events.

Registration Rights Agreement

On July 13, 2016, the Company also entered into a Registration Rights Agreement with Southridge. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file, within 120 days, a registration statement with the Securities and Exchange Commission (“SEC”) covering the Initial Shares and the other shares that may be issued under the EPA. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 5 business days after the notification from the SEC that the registration statement may be declared effective.

Definitive Agreements

Copies of the EPA and Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 respectively, to this Form 8-K. Each such agreement has customary representations, warranties and covenants.

The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Press Release

A press release announcing these agreements has been filed as an exhibit to this Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement between Cardax, Inc. and Southridge Partners II LP
10.2	Registration Rights Agreement between Cardax, Inc. and Southridge Partners II LP
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2016

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer and President